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                                                                    EXHIBIT 11


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A (1933 Act File Number 2-22019) of Eaton Vance Growth Trust: EV Marathon Gold & Natural Resources Fund (the "Fund") of our report dated November 2, 1994 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended September 30, 1994, which is also included in this Registration Statement.

    We also consent to the reference to our Firm under the caption "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/ DELOITTE & TOUCHE LLP
                                            ----------------------------------
                                            DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 16, 1995